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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [_]

   Check the appropriate box:

   [_]   Preliminary Proxy Statement

   [_]   Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

   [_]   Definitive Proxy Statement

   [X]   Definitive Additional Materials

   [_]   Soliciting Material Pursuant toss.240.14a-12



                                       ZAP
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                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 1 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [_]  Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

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       ZAP issued the following press release with regards to its proxy materials being revised for the Annual Meeting to be held on October 26, 2002

FOR IMMEDIATE RELEASE                           CONTACT:    Alex Campbell
                                                            (707) 824-4150 x 241


                   ZAP SHAREHOLDER MEETING OF OCTOBER 26, 2002
                                  PROXY REVISED

            SEBASTOPOL, Calif. (October 21, 2002) - ZAP (OTC:ZAPZ) announced today that it has revised the proxy materials to include additional information for the Director nominees biographies. It was also noted that shareholders of record as of August 30, 2002, may re-vote before the meeting date as the result of the additional information provided in the revised proxy statement . See http://www.zapworld.com or Form DEFR14A as filed with the Securities and Exchange Commission for the Annual Meeting to be held October 26, 2002.

The public is invited to join us for our annual shareholder meeting on Saturday, October 26, 2002 at 10:30 am PST at the Kendall Jackson Wine Center 5007 Fulton Road, Fulton, California 95439 . Please RSVP to ZAP (707) 824-4150. At the meeting we will introduce our new management team and give a summary of our latest financial results. We will demonstrate and show for the first time some of our newest products being launched this year, and you will hear directly from various departments. All of our electric bikes, scooters and other electric vehicles will be available to test drive and will be available at a special price, so you will have every excuse to ZAP your way around town!




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